News Release
Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700

Release:	IMMEDIATE
Contact:	Neha Clark
Senior Vice President Enterprise Finance
Phone:	847-735-4001

Contact:	Lee Gordon
Vice President - Brunswick Global Communications & Public Affairs
Phone:	847-735-4003
Email:	lee.gordon@brunswick.com

Brunswick Reports Fourth Quarter and Full-Year Results

Resilient 2024 Despite Challenging Environment
Outstanding Full-Year Operating and Free Cash Flow Generation
Full-Year GAAP Diluted EPS of $2.21 and As Adjusted Diluted EPS of $4.57
2025 Guidance: Net Sales Between $5.2 and $5.6 Billion; Adjusted Diluted EPS Range of $3.50 - $5.00

METTAWA, Ill., January 30, 2025 -- Brunswick Corporation (NYSE: BC) today reported full-year and fourth quarter results for 2024:
2024 Full-Year Financial Results:

	FY 2024
in millions (except per share data)	GAAP	Change vs FY'23		As Adjusted	Change vs FY'23
Net Sales	$5,237.1	(18.2) %		$5,237.1	(18.2) %
Operating Earnings	$311.6	(57.6) %		$495.4	(43.0) %
Operating Margin	5.9%	(560)	bps	9.5%	(410)	bps
Diluted EPS from Continuing Operations	$2.21	(63.9) %		$4.57	(48.1) %

bps = basis points

Fourth Quarter 2024 Financial Results:

	Q4 2024
in millions (except per share data)	GAAP	Change vs Q4'23	As Adjusted	Change vs Q4'23
Net Sales	$1,154.9	(15.2) %	$1,154.9	(15.2) %
Operating Earnings	$(55.7)	NM	$47.2	(66.7) %
Operating Margin	(4.8) %	NM	4.1%	(630) bps
Diluted EPS from Continuing Operations	$(1.07)	NM	$0.24	(83.4) %

bps = basis points
NM = not meaningful
"We had a very solid finish to 2024 characterized by significant cash generation in the fourth quarter, further outboard engine market share gains, successful new product launches, and optimal operating performance in the circumstances, all of which enabled us to conclude full-year 2024 slightly ahead of our recent expectations," said David Foulkes, Brunswick Chief Executive Officer. "Our ongoing diligent management of field inventory and production volumes resulted in well-balanced levels exiting the year, with 36.8 weeks on hand of boats in the U.S. dealer pipeline.
In line with prior expectations, U.S. new boat retail sales ended 2024 down a high single-digit percent versus 2023, with Brunswick performing slightly better than the industry in important premium segments. With dealer and retailer inventories well positioned, our channel partners have shifted their focus towards early season boat shows, which have been fairly encouraging to date.
Our continued focus on cost containment, robust capital strategy execution, and successful efforts to manage working capital resulted in full-year free cash flow conversion of 92%, even as we continued to invest in new products and technologies to support strategic growth initiatives.
As anticipated, reduced production in our propulsion business resulted in lower net sales and operating earnings in the fourth quarter versus 2023, however, we continue to outperform the market and gained 110 basis points of retail outboard engine share in the U.S. during the year.
Our engine parts and accessories businesses delivered slightly lower net sales and earnings in the fourth quarter versus prior year. However, this segment grew earnings and operating margins for the full-year, led by the Products portion of the business and the operational efficiencies resulting from the completed transition to the Brownsburg, Indiana distribution center.

Navico Group sales were essentially flat versus the fourth quarter of 2023, with well received and positioned new products supporting higher net sales in the Aftermarket business versus prior year, and a solid holiday season performance which, together with continued cost control and complexity reduction, resulted in sequentially higher sales and adjusted earnings versus the third quarter. Navico Group continues to invest in market leading technologies and expand its customer base for advanced integrated and connected solutions.
Our boat business delivered sales and earnings in the quarter consistent with expectations, while continuing to ensure healthy pipeline inventory levels as we enter 2025. Strong demand for premium products, together with market share gains in several categories, helped to provide a stable baseline for 2025. Finally, Freedom Boat Club had another strong quarter, continuing to integrate its recent acquisitions while growing membership and attracting a younger and increasingly diverse customer base. Over the past twelve months Freedom added many new locations in the U.S., Europe, Australia, and New Zealand, and plans to continues on a path to add more regions enabled by its convenient, synergistic, and cycle-resilient business model," Foulkes concluded.
2024 Fourth Quarter Results
For the fourth quarter of 2024, Brunswick reported consolidated net sales of $1,154.9 million, down from $1,361.9 million in the fourth quarter of 2023. Diluted EPS for the quarter was $(1.07) on a GAAP basis and $0.24 on an as adjusted basis. Sales were below prior year as anticipated as the impact of continued lower wholesale ordering by dealers, OEMs and retailers, coupled with higher discounts in select segments, and unfavorable changes in foreign currency exchange rates, were only partially offset by annual price increases and well received new products. Operating earnings and margin declined versus the fourth quarter of 2023 resulting from the impact of lower net sales, intangible asset impairment charges related to Navico Group, and lower absorption from decreased production levels, partially offset by ongoing cost control efforts.
Additionally, versus the fourth quarter of 2023:
Propulsion segment reported a 24 percent decrease in sales due to the enterprise factors listed above, partially offset by continued market share gains in outboard engines. Segment operating earnings were below prior year due to the impact of sales declines, lower absorption, and higher labor and material inflation, partially offset by cost control measures.

Engine Parts and Accessories segment reported a 5 percent decrease in sales as the impact from slightly lower domestic sales were only partially offset by higher sales in certain International markets versus prior year. Segment operating margins decreased slightly in the quarter versus prior year, but increased 80 and 90 basis points for the full-year on a GAAP and as adjusted basis, respectively, as the impact of annual pricing and lower operating expenses more than offset lower volumes and higher material inflation.
Navico Group segment reported a 1 percent decrease in sales as the business experienced softer marine OEM orders and the continued weak RV manufacturing environment in the quarter which were mostly offset by the higher net sales in the resilient Aftermarket business. GAAP and adjusted segment operating earnings decreased in the quarter due to the factors stated above, however, adjusted operating earnings increased sequentially versus the third quarter driven by strong performance in the Aftermarket business and ongoing cost control measures.
Boat segment reported an 18 percent decrease in sales resulting from softer wholesale orders, as we continued to manage healthy pipeline levels ahead of 2025, with higher levels of selective discounting offsetting the impact of pricing actions taken earlier in the year. Freedom Boat Club delivered another strong quarter, contributing approximately 12 percent of sales to the segment. Segment operating earnings declined resulting from the net sales declines and lower absorption due to reduced production levels.
Review of Cash Flow and Balance Sheet
Cash and marketable securities totaled $286.7 million at the end of 2024, down $193.0 million from year-end 2023 levels.
Net cash provided by operating activities of continuing operations, which includes net earnings net of non-cash items, totaled $449.5 million during the year, down $295.7 million from prior year, primarily due to lower net earnings.
Investing and financing activities resulted in net cash usage of $611.6 million during 2024, primarily including $613.2 million of long-term debt repayments, $200.0 million of share repurchases, $167.4 million of capital expenditures, $112.3 million of dividend payments, $87.4 million of short-term debt repayments, and $80.9 million of purchases of marketable securities, net of $396.9 million of proceeds from the issuance of long-term debt, $201.1 million of proceeds from the issuance of short-term debt, and $82.1 million of sales or maturities of marketable securities.
2025 Outlook
"2025 has the potential to be a year of steadily easing financial conditions, and while we enter the year with a cautious outlook, particularly for the first quarter, we have already launched many new products across our businesses and we remain extremely focused on delivering steady free cash flow and resilient EPS, and driving continued strong shareholder returns. Our disciplined pipeline management, strong operational performance and continued investments in new products and growth, coupled with prudent cost containment actions, strong cash management and generation, and a thoughtful capital strategy, provide what we believe to be the necessary controllable levers in this uncertain consumer and business environment.
We are extremely pleased with the enormous excitement generated by Brunswick's presence at the Consumer Electronics Show in early January, where we presented our full portfolio of already commercialized and upcoming new ACES and Boating IntelligenceTM products, technologies, and concepts, and at the positive momentum and sentiment coming out of the early-season boat shows, including Dusseldorf, Toronto and Minneapolis, all of which position us well entering 2025." said Foulkes.
"Accordingly, we are providing the following guidance for 2025, anticipating:
1.U.S. marine industry retail unit sales to be flat versus 2024;
2.Net sales between $5.2 billion and $5.6 billion;
3.Adjusted operating margin of between 7.5 and 9.0 percent;
4.Free cash flow in excess of $350 million;
5.Adjusted diluted EPS in the range of $3.50 - $5.00; and
6.First quarter 2025 revenue of between $1.0 to $1.2 billion, and adjusted diluted EPS of between $0.15 and $0.25.
Let me close by expressing my extreme appreciation and gratitude to all Brunswick employees around the world as well as our many partners for their commitment, strong execution, innovation and support to deliver such a terrific year in a challenging environment.

Finally, I hope you will join us on Thursday afternoon, February 13 at the Miami Boat Show for an Investor and Analyst Event as we showcase our many exciting new products and demonstrate the power of our technology and our enterprise synergies," Foulkes concluded.
Use of Non-GAAP Financial Information
A reconciliation of GAAP to non-GAAP financial measures used in this release, including adjusted operating earnings, adjusted operating margin, free cash flow, free cash flow conversion, and adjusted diluted EPS, is provided in the reconciliation sections of the consolidated financial statements accompanying this release.
In order to better align Brunswick's reported results with the internal metrics used by Brunswick's management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures used in this release exclude the impact of purchase accounting amortization related to acquisitions, among other adjustments.
Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit and impairment costs, special tax items, acquisition-related costs, and certain other unusual adjustments.
Conference Call Scheduled
Brunswick will host a conference call today at 10 a.m. CST, hosted by David M. Foulkes, chief executive officer, Ryan M. Gwillim, executive vice president and chief financial and strategy officer, and Neha Clark, senior vice president enterprise finance. The call will be broadcast over the Internet at www.brunswick.com/investors. To listen to the call, go to the website at least 15 minutes before the call to register, download, and install any needed audio software.
See Brunswick’s website for slides used to supplement conference call remarks at www.brunswick.com/investors.
Security analysts and investors wishing to participate via telephone should call 877-900-9524 (no password needed). Callers outside of North America should call 412-902-0029 (no password needed) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through 1 p.m. CST Thursday February 6, 2025, by calling 877-660-6853 or 201-612-7415 (Access ID: 13743636). The replay will also be available at www.brunswick.com/investors.
Forward-Looking Statements
Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including rising interest rates, and the amount of disposable income consumers have available for discretionary spending; changes in currency exchange rates; fiscal and monetary policy changes; adverse capital market conditions; competitive pricing pressures; higher energy and fuel costs; managing our manufacturing footprint and operations; loss of key customers; international business risks, geopolitical tensions or conflicts, sanctions, embargoes, or other regulations; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; adverse weather conditions, climate change events and other catastrophic event risks; our ability to develop new and innovative products and services at a competitive price; our ability to meet demand in a rapidly changing environment; absorbing fixed costs in production; public health emergencies or pandemics; risks associated with joint ventures that do not operate solely for our benefit; our ability to successfully implement our strategic plan and growth initiatives; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; our ability to integrate acquisitions and the risk for associated disruption to our business; our ability to identify, complete, and integrate targeted acquisitions; the risk that restructuring or strategic divestitures will not provide business benefits; maintaining effective distribution; dealers and customers being able to access adequate financing; inventory reductions by dealers, retailers, or independent boat builders;

requirements for us to repurchase inventory; risks related to the Freedom Boat Club franchise business model; outages, breaches, or other cybersecurity events regarding our technology systems, which have affected and could further affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; our ability to protect our brands and intellectual property; changes to trade policy and tariffs; an impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal, environmental, and other regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; managing our share repurchases; and risks associated with certain divisive shareholder activist actions.
Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2023 and in subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release.

About Brunswick
Brunswick Corporation (NYSE: BC) is the global leader in marine recreation, delivering innovation that transforms experiences on the water and beyond. Our unique, technology-driven solutions are informed and inspired by deep consumer insights and powered by our belief that “Next Never Rests™”. Brunswick is dedicated to industry leadership, to being the best and most trusted partner to our many customers and to building synergies and ecosystems that enable us to challenge convention and define the future. Brunswick is home to more than 60 industry-leading brands. In the category of Marine Propulsion, these brands include Mercury Marine, Mercury Racing, MerCruiser and Flite. Brunswick’s comprehensive collection of parts, accessories, distribution and technology brands includes Mercury Parts & Accessories, Land ‘N’ Sea, Lowrance, Simrad, B&G, Mastervolt, RELiON, Attwood and Whale. Our boat brands are some of the best known in the world, including Boston Whaler, Lund, Sea Ray, Bayliner, Harris Pontoons, Princecraft and Quicksilver. Our service, digital and shared-access businesses include Freedom Boat Club, Boateka and a range of financing, insurance and extended warranty businesses. While focused primarily on the marine industry, Brunswick also successfully leverages its portfolio of advanced technologies to deliver an exceptional suite of solutions in mobile and industrial applications. Headquartered in Mettawa, IL, Brunswick has approximately 14,500 employees operating in 26 countries. In 2024, Brunswick was named America's Best Large Employers for 2024 by Forbes Magazine for the sixth consecutive year in addition to winning more than 100 awards across the enterprise for the third straight year. For more information, visit www.Brunswick.com.

Brunswick Corporation
Comparative Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	Dec 31, 2024	Dec 31, 2023	% Change	Dec 31, 2024	Dec 31, 2023	% Change
Net sales	$1,154.9	$1,361.9	(15)%	$5,237.1	$6,401.4	(18)%
Cost of sales	901.7	997.5	(10)%	3,886.3	4,614.4	(16)%
Selling, general and administrative expense	181.7	198.7	(9)%	747.9	812.2	(8)%
Research and development expense	39.1	42.4	(8)%	169.6	185.2	(8)%
Restructuring, exit and impairment charges	88.1	15.0	NM	121.7	54.7	NM
Operating (loss) earnings	(55.7)	108.3	NM	311.6	734.9	(58)%
Equity earnings (loss)	1.6	1.5	7%	8.6	(11.4)	NM
Other income, net	10.9	0.7	NM	9.0	7.6	18%
(Loss) earnings before interest and income taxes	(43.2)	110.5	NM	329.2	731.1	(55)%
Interest expense	(32.4)	(27.3)	19%	(126.6)	(112.4)	13%
Interest income	2.2	2.6	(15)%	13.4	10.2	31%
Loss on early extinguishment of debt	(12.7)	—	NM	(12.7)	—	NM
(Loss) earnings before income taxes	(86.1)	85.8	NM	203.3	628.9	(68)%
Income tax (benefit) provision	(14.9)	14.8	NM	54.0	196.3	(72)%
Net (loss) earnings from continuing operations	$(71.2)	$71.0	NM	$149.3	$432.6	(65)%

Net loss from discontinued operations, net of tax	(11.3)	(10.1)	12%	(19.2)	(12.2)	57%
Net (loss) earnings	$(82.5)	$60.9	NM	$130.1	$420.4	(69)%

Earnings per common share:
Basic
(Loss) earnings from continuing operations	$(1.07)	$1.03	NM	$2.22	$6.16	(64)%
Loss from discontinued operations	(0.17)	(0.15)	13%	(0.28)	(0.17)	65%
Net (loss) earnings	$(1.24)	$0.88	NM	$1.94	$5.99	(68)%

Diluted
(Loss) earnings from continuing operations	$(1.07)	$1.03	NM	$2.21	$6.13	(64)%
Loss from discontinued operations	(0.17)	(0.15)	13%	(0.28)	(0.17)	65%
Net (loss) earnings	$(1.24)	$0.88	NM	$1.93	$5.96	(68)%

Weighted average shares used for computation of:
Basic earnings per common share	66.5	68.9		67.2	70.2
Diluted earnings per common share	66.6	69.1		67.4	70.5

Effective tax rate (A)	17.3%	17.2%		26.6%	31.2%

NM = not meaningful
(A) The decrease in the effective tax rate for the year ended December 31, 2024 compared to the prior year is due to the discrete income tax expense recorded in connection with intercompany sales of intellectual property rights during the first and third quarters of 2023.

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Consolidated
(in millions, except per share data)
(unaudited)

	Three Months Ended
	Operating Earnings		Diluted Earnings Per Share
	Dec 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
GAAP	$(55.7)	$108.3	$(1.07)	$1.03
Restructuring, exit and impairment charges	88.1	15.0	1.05	0.16
Purchase accounting amortization	14.7	15.1	0.19	0.17
Acquisition, integration, and IT related costs	0.3	3.6	—	0.04
IT security incident costs	(0.2)	(0.1)	—	—
Loss on Early Extinguishment of Debt	—	—	0.15	—
Special tax items	—	—	0.05	0.05
Gain on sale of business	—	—	(0.13)	—
As Adjusted	$47.2	$141.9	$0.24	$1.45

GAAP operating margin	(4.8)%	8.0%
Adjusted operating margin	4.1%	10.4%

	Twelve Months Ended
	Operating Earnings		Diluted Earnings Per Share
	Dec 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
GAAP	$311.6	$734.9	$2.21	$6.13
Restructuring, exit and impairment charges	121.7	54.7	1.41	0.61
Purchase accounting amortization	58.5	57.5	0.68	0.64
Acquisition, integration, and IT related costs	3.6	12.1	0.04	0.14
IT security incident costs	—	10.1	—	0.12
Special tax items	—	—	0.19	0.95
Loss on early extinguishment of debt	—	—	0.15	—
Release of dissolved entity foreign currency translation	—	—	0.01	—
TN-BC Holdings LLC joint venture impairment	—	—	—	0.21
Gain on sale of business	—	—	(0.12)	—
As Adjusted	$495.4	$869.3	$4.57	$8.80

GAAP operating margin	5.9%	11.5%
Adjusted operating margin	9.5%	13.6%

Brunswick Corporation
Selected Financial Information
(in millions)
(unaudited)

Segment Information - GAAP

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2024	Dec 31, 2023	% Change	Dec 31, 2024	Dec 31, 2023	% Change	Dec 31, 2024	Dec 31, 2023
Propulsion	$452.1	$590.7	(23.5)%	$24.1	$103.3	(76.7)%	5.3%	17.5%
Engine Parts & Accessories	226.2	237.7	(4.8)%	24.8	28.2	(12.1)%	11.0%	11.9%
Navico Group	195.1	196.2	(0.6)%	(86.5)	(14.5)	NM	(44.3)%	(7.4)%
Boat	348.3	424.8	(18.0)%	9.2	24.3	(62.1)%	2.6%	5.7%
Corporate/Other	—	—		(27.3)	(33.0)	(17.3)%
Segment Eliminations	(66.8)	(87.5)	(23.7)%	—	—
Total	$1,154.9	$1,361.9	(15.2)%	$(55.7)	$108.3	NM	(4.8)%	8.0%

Segment Information - As Adjusted (Non-GAAP)

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2024	Dec 31, 2023	% Change	Dec 31, 2024	Dec 31, 2023	% Change	Dec 31, 2024	Dec 31, 2023
Propulsion	$452.1	$590.7	(23.5)%	$25.4	$105.9	(76.0)%	5.6%	17.9%
Engine Parts & Accessories	226.2	237.7	(4.8)%	25.3	28.2	(10.3)%	11.2%	11.9%
Navico Group	195.1	196.2	(0.6)%	12.9	14.8	(12.8)%	6.6%	7.5%
Boat	348.3	424.8	(18.0)%	11.0	25.1	(56.2)%	3.2%	5.9%
Corporate/Other	—	—		(27.4)	(32.1)	(14.6)%
Segment Eliminations	(66.8)	(87.5)	(23.7)%	—	—
Total	$1,154.9	$1,361.9	(15.2)%	$47.2	$141.9	(66.7)%	4.1%	10.4%

Segment Information - GAAP

	Twelve Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2024	Dec 31, 2023	% Change	Dec 31, 2024	Dec 31, 2023	% Change	Dec 31, 2024	Dec 31, 2023
Propulsion	$2,074.2	$2,763.8	(25.0)%	$242.6	$494.7	(51.0)%	11.7%	17.9%
Engine Parts & Accessories	1,160.8	1,199.8	(3.3)%	219.9	217.4	1.1%	18.9%	18.1%
Navico Group	800.2	914.7	(12.5)%	(100.6)	5.2	NM	(12.6)%	0.6%
Boat	1,553.5	1,989.4	(21.9)%	63.3	155.6	(59.3)%	4.1%	7.8%
Corporate/Other	—	—		(113.6)	(138.0)	(17.7)%
Segment Eliminations	(351.6)	(466.3)	(24.6)%	—	—
Total	$5,237.1	$6,401.4	(18.2)%	$311.6	$734.9	(57.6)%	5.9%	11.5%

Segment Information - As Adjusted (Non-GAAP)

	Twelve Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2024	Dec 31, 2023	% Change	Dec 31, 2024	Dec 31, 2023	% Change	Dec 31, 2024	Dec 31, 2023
Propulsion	$2,074.2	$2,763.8	(25.0)%	$255.2	$504.2	(49.4)%	12.3%	18.2%
Engine Parts & Accessories	1,160.8	1,199.8	(3.3)%	224.7	221.8	1.3%	19.4%	18.5%
Navico Group	800.2	914.7	(12.5)%	52.7	91.3	(42.3)%	6.6%	10.0%
Boat	1,553.5	1,989.4	(21.9)%	74.0	175.9	(57.9)%	4.8%	8.8%
Corporate/Other	—	—		(111.2)	(123.9)	(10.3)%
Segment Eliminations	(351.6)	(466.3)	(24.6)%	—	—
Total	$5,237.1	$6,401.4	(18.2)%	$495.4	$869.3	(43.0)%	9.5%	13.6%

NM = not meaningful

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Propulsion Segment	Three Months Ended		2024 vs. 2023
	Dec 31, 2024	Dec 31, 2023	$ Change	% Change
Net sales	$452.1	$590.7	$(138.6)	(23.5)%

GAAP operating earnings	$24.1	$103.3	$(79.2)	(76.7)%
Restructuring, exit and impairment charges	0.7	—	0.7	NM
Acquisition, integration, and IT related costs	0.3	1.7	(1.4)	(82.4)%
Purchase accounting amortization	0.3	0.9	(0.6)	(66.7)%
Adjusted operating earnings	$25.4	$105.9	$(80.5)	(76.0)%

GAAP operating margin	5.3%	17.5%		NM
Adjusted operating margin	5.6%	17.9%		NM

Engine Parts & Accessories Segment	Three Months Ended		2024 vs. 2023
	Dec 31, 2024	Dec 31, 2023	$ Change	% Change
Net sales	$226.2	$237.7	$(11.5)	(4.8)%

GAAP operating earnings	$24.8	$28.2	$(3.4)	(12.1)%
Restructuring, exit and impairment charges	0.5	—	0.5	NM
Adjusted operating earnings	$25.3	$28.2	$(2.9)	(10.3)%

GAAP operating margin	11.0%	11.9%		(90) bps
Adjusted operating margin	11.2%	11.9%		(70) bps

Navico Group Segment	Three Months Ended		2024 vs. 2023
	Dec 31, 2024	Dec 31, 2023	$ Change	% Change
Net sales	$195.1	$196.2	$(1.1)	(0.6)%

GAAP operating loss	$(86.5)	$(14.5)	$(72.0)	NM
Restructuring, exit and impairment charges	86.1	14.6	71.5	NM
Purchase accounting amortization	13.3	13.3	—	NM
Acquisition, integration and IT related costs	—	1.4	(1.4)	(100.0)%
Adjusted operating earnings	$12.9	$14.8	$(1.9)	(12.8)%

GAAP operating margin	(44.3)%	(7.4)%		NM
Adjusted operating margin	6.6%	7.5%		(90) bps

NM = not meaningful
bps = basis points

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Boat Segment	Three Months Ended		2024 vs. 2023
	Dec 31, 2024	Dec 31, 2023	$ Change	% Change
Net sales	$348.3	$424.8	$(76.5)	(18.0)%

GAAP operating earnings	$9.2	$24.3	$(15.1)	(62.1)%
Restructuring, exit and impairment charges	0.7	(0.5)	1.2	NM
Purchase accounting amortization	1.1	0.9	0.2	22.2%
Acquisition, integration and IT related costs	—	0.4	(0.4)	(100.0)%
Adjusted operating earnings	$11.0	$25.1	$(14.1)	(56.2)%

GAAP operating margin	2.6%	5.7%		(310) bps
Adjusted operating margin	3.2%	5.9%		(270) bps

Corporate/Other	Three Months Ended		2024 vs. 2023
	Dec 31, 2024	Dec 31, 2023	$ Change	% Change
GAAP operating loss	$(27.3)	$(33.0)	$5.7	(17.3)%
Restructuring, exit and impairment charges	0.1	0.9	(0.8)	(88.9)%
Acquisition, integration and IT related costs	—	0.1	(0.1)	(100.0)%
IT security incident costs	(0.2)	(0.1)	(0.1)	100.0%
Adjusted operating loss	$(27.4)	$(32.1)	$4.7	(14.6)%

Propulsion Segment	Twelve Months Ended		2024 vs. 2023
	Dec 31, 2024	Dec 31, 2023	$ Change	% Change
Net sales	$2,074.2	$2,763.8	$(689.6)	(25.0)%

GAAP operating earnings	$242.6	$494.7	$(252.1)	(51.0)%
Restructuring, exit and impairment charges	9.6	2.7	6.9	NM
IT security incident costs	—	3.4	(3.4)	(100.0)%
Acquisition, integration, and IT related costs	1.5	2.5	(1.0)	(40.0)%
Purchase accounting amortization	1.5	0.9	0.6	66.7%
Adjusted operating earnings	$255.2	$504.2	$(249.0)	(49.4)%

GAAP operating margin	11.7%	17.9%		(620) bps
Adjusted operating margin	12.3%	18.2%		(590) bps

NM = not meaningful
bps = basis points

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Engine Parts & Accessories Segment	Twelve Months Ended		2024 vs. 2023
	Dec 31, 2024	Dec 31, 2023	$ Change	% Change
Net sales	$1,160.8	$1,199.8	$(39.0)	(3.3)%

GAAP operating earnings	$219.9	$217.4	$2.5	1.1%
Restructuring, exit and impairment charges	4.8	3.3	1.5	45.5%
Acquisition, integration and IT related costs	—	0.6	(0.6)	(100.0)%
IT security incident costs	—	0.5	(0.5)	(100.0)%
Adjusted operating earnings	$224.7	$221.8	$2.9	1.3%

GAAP operating margin	18.9%	18.1%		80 bps
Adjusted operating margin	19.4%	18.5%		90 bps

Navico Group Segment	Twelve Months Ended		2024 vs. 2023
	Dec 31, 2024	Dec 31, 2023	$ Change	% Change
Net sales	$800.2	$914.7	$(114.5)	(12.5)%

GAAP operating (loss) earnings	$(100.6)	$5.2	$(105.8)	NM
Restructuring, exit and impairment charges	98.6	30.5	68.1	NM
Purchase accounting amortization	53.0	53.0	—	NM
Acquisition, integration and IT related costs	1.7	2.1	(0.4)	(19.0)%
IT security incident costs	—	0.5	(0.5)	(100.0)%
Adjusted operating earnings	$52.7	$91.3	$(38.6)	(42.3)%

GAAP operating margin	(12.6)%	0.6%		NM
Adjusted operating margin	6.6%	10.0%		(340) bps

Boat Segment	Twelve Months Ended		2024 vs. 2023
	Dec 31, 2024	Dec 31, 2023	$ Change	% Change
Net sales	$1,553.5	$1,989.4	$(435.9)	(21.9)%

GAAP operating earnings	$63.3	$155.6	$(92.3)	(59.3)%
Restructuring, exit and impairment charges	6.3	10.5	(4.2)	(40.0)%
Acquisition, integration and IT related costs	0.4	5.2	(4.8)	(92.3)%
Purchase accounting amortization	4.0	3.6	0.4	11.1%
IT security incident costs	—	1.0	(1.0)	(100.0)%
Adjusted operating earnings	$74.0	$175.9	$(101.9)	(57.9)%

GAAP operating margin	4.1%	7.8%		(370) bps
Adjusted operating margin	4.8%	8.8%		(400) bps

NM = not meaningful
bps = basis points

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Corporate/Other	Twelve Months Ended		2024 vs. 2023
	Dec 31, 2024	Dec 31, 2023	$ Change	% Change
GAAP operating loss	$(113.6)	$(138.0)	$24.4	(17.7)%
Restructuring, exit and impairment charges	2.4	7.7	(5.3)	(68.8)%
IT security incident costs	—	4.7	(4.7)	(100.0)%
Acquisition, integration and IT related costs	—	1.7	(1.7)	(100.0)%
Adjusted operating loss	$(111.2)	$(123.9)	$12.7	(10.3)%

Brunswick Corporation
Comparative Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	Dec 31, 2024	Dec 31, 2023
Assets
Current assets
Cash and cash equivalents, at cost, which approximates fair value	$269.0	$467.8
Restricted cash	16.9	11.1
Short-term investments in marketable securities	0.8	0.8
Total cash and short-term investments in marketable securities	286.7	479.7
Accounts and notes receivable, net	429.0	493.2
Inventories
Finished goods	846.9	932.0
Work-in-process	148.1	181.6
Raw materials	307.6	363.2
Net inventories	1,302.6	1,476.8
Prepaid expenses and other	95.5	60.0
Current assets	2,113.8	2,509.7

Net property	1,251.5	1,315.8

Other assets
Goodwill	966.1	1,030.7
Other intangibles, net	918.3	978.0
Deferred income tax asset	197.5	186.8
Operating lease assets	161.8	152.2
Equity investments	35.0	38.7
Other long-term assets	33.7	18.6
Other assets	2,312.4	2,405.0

Total assets	$5,677.7	$6,230.5

Liabilities and shareholders' equity
Current liabilities
Short-term debt and current maturities of long-term debt	$242.8	$454.7
Accounts payable	393.4	558.0
Accrued expenses	643.7	739.4
Current liabilities	1,279.9	1,752.1

Debt	2,097.8	1,975.7
Other long-term liabilities	407.7	415.3
Shareholders' equity	1,892.3	2,087.4
Total liabilities and shareholders' equity	$5,677.7	$6,230.5

Supplemental Information
Debt-to-capitalization rate	55.3%	53.8%

Brunswick Corporation
Comparative Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Twelve Months Ended
	Dec 31, 2024	Dec 31, 2023
Cash flows from operating activities
Net earnings	$130.1	$420.4
Less: net loss from discontinued operations, net of tax	(19.2)	(12.2)
Net earnings from continuing operations	149.3	432.6
Depreciation and amortization	288.8	272.9
Stock compensation expense	23.4	22.4
Asset impairment charges	91.7	19.5
Deferred income taxes	(15.6)	16.4
Impairment of equity method investment	—	19.2
Changes in certain current assets and current liabilities	(84.6)	(30.4)
Extended warranty contracts and other deferred revenue	9.5	14.6
Income taxes	(26.5)	(2.4)
Other, net	13.5	(19.6)
Net cash provided by operating activities of continuing operations	449.5	745.2
Net cash used for operating activities of discontinued operations	(18.1)	(11.6)
Net cash provided by operating activities	431.4	733.6

Cash flows from investing activities
Capital expenditures	(167.4)	(289.3)
Purchases of marketable securities	(80.9)	—
Sales or maturities of marketable securities	82.1	3.8
Investments	2.9	(4.6)
Acquisition of businesses, net of cash acquired	(31.8)	(103.6)
Proceeds from the sale of property, plant and equipment	15.0	14.8
Proceeds from the sale of business	9.5	—
Cross currency swap settlements	1.7	—
Net cash used for investing activities	(168.9)	(378.9)

Cash flows from financing activities
Proceeds from issuances of short-term debt	201.1	4.7
Payments of short-term debt	(87.4)	(8.6)
Net proceeds from issuances of long-term debt	396.9	—
Payments of long-term debt including current maturities	(613.2)	(82.3)
Net premium paid on early extinguishment of debt	(12.5)	—
Common stock repurchases	(200.0)	(275.0)
Cash dividends paid	(112.3)	(112.0)
Tax withholding associated with shares issued for share-based compensation	(9.3)	(13.8)
Other, net	(6.0)	—
Net cash used for financing activities	(442.7)	(487.0)
Effect of exchange rate changes	(12.8)	2.7
Net decrease in Cash and cash equivalents and Restricted cash	(193.0)	(129.6)
Cash and cash equivalents and Restricted cash at beginning of period	478.9	608.5

Cash and cash equivalents and Restricted cash at end of period	285.9	478.9
Less: Restricted cash	16.9	11.1
Cash and cash equivalents at end of period	$269.0	$467.8

Reconciliation
Free cash flow
Net cash provided by operating activities of continuing operations	$449.5	$745.2
Net cash (used for) provided by:
Capital expenditures	(167.4)	(289.3)
Proceeds from the sale of property, plant and equipment	15.0	14.8
Effect of exchange rate changes on cash and cash equivalents	(12.8)	2.7
Free cash flow	$284.3	$473.4

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Free Cash Flow Conversion
(in millions)
(unaudited)

December 31, 2024
Twelve Months Ended
Free cash flow	$284.3

GAAP net earnings from continuing operations	$149.3
Restructuring, exit and impairment charges	121.7
Purchase accounting amortization	58.5
Loss on early extinguishment of debt	12.7
Acquisition, integration and IT related costs	3.6
Release of dissolved entity foreign currency translation	0.9
Gain on sale of business	(11.3)
Tax impact of items above	(40.4)
Special tax items	12.8
Adjusted net earnings from continuing operations	$307.8

Free cash flow conversion (A)	92%

(A) Free cash flow conversion is calculated as Free cash flow divided by Adjusted net earnings from continuing operations.